UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2014 (April 11, 2014)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1-LA/547960.2

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On April 5, 2014, a pipeline operated by Williams Partners L.P. (“Williams”) ruptured, and we were forced to shut-in production in Marshall County, West Virginia while Williams inspected the scope of the damage to its system. On April 9, 2014, our production resumed at reduced rates. On April 10, 2014, our gross Marcellus Shale production was approximately 50 MMcf/day, which is approximately 19% less than average daily production volumes in March 2014. Williams has informed us that it expects to complete repairs and resume normal pipeline operations in approximately three weeks. There is no assurance, however, that repairs will be completed and our production levels fully restored within that time frame.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2014

GASTAR EXPLORATION INC.

By:	/S/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer